IBM Credit Corporation

                        AGREEMENT FOR WHOLESALE FINANCING
                              (SECURITY AGREEMENT)

     This Agreement for Wholesale Financing - Security Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement") dated May 6, 1999 is by and between IBM Credit Corporation, a Delaware corporation, with a place of business at 1500 RiverEdge Parkway Atlanta, Georgia 30328 ("IBM Credit") and USA Technologies, Inc., a Pennsylvania corporation, ("Customer").

     In the course of Customer's business, Customer acquires products and wants IBM Credit to finance Customer's purchase of such products under the following terms and conditions and IBM Credit is willing to provide such financing under the following terms and conditions and contingent upon IBM Global Services ("IGS") providing Customer with product management and other services pursuant to the IBM Statement of Work or Project Support Services #7J09617 executed by Customer and IGS on 5/14/99.

1. Subject to the terms and conditions set forth in this Agreement to but not including the date that is the earlier of (x) the date on which this Agreement is terminated pursuant to paragraph 15 and (y) the date on which IBM Credit terminates the credit line pursuant to paragraph 15, IBM Credit agrees to extend to Customer a credit line of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Credit Line") pursuant to which IBM Credit may make to the Customer from time to time in an aggregate amount at any one time outstanding not to exceed the lesser (1) the Credit Line and (2) the value of the SPP Collateral (as described in the Addendum to Agreement for Wholesale Financing - Scheduled Payment Plan) (the "Addendum").

2. Notwithstanding any other term or provision of this Agreement IBM Credit may, at any time and from time to time, in its sole discretion (x) temporarily increase the amount of the Credit Line above the amount set forth in paragraph 1 of this Agreement and decrease the amount of the Credit Line back to the amount of the Credit Line set forth in paragraph 1 of this Agreement, in each case upon written notice to the Customer and (y) make Advances (as defined in the Addendum) pursuant to this Agreement upon the request of Customer in an aggregate amount at any one time outstanding in excess of the Credit Line. Customer agrees that any decision to finance products will not be binding on IBM Credit until such time as the funds are actually advanced by IBM Credit. IBM Credit may combine all of its advances to make one debt owed by Customer.

3. In the course of Customer's operations, Customer intends to purchase from persons approved in writing by IBM Credit for the purpose of this Agreement (the "Authorized Suppliers") computer hardware and software products manufactured or distributed by or bearing any trademark or trade name of such Authorized Suppliers (the "Approved Inventory"). When IBM Credit advances funds, IBM Credit may send Customer a Statement of Transaction or other statement. If IBM Credit does, Customer will have acknowledged the debt to be an account stated and Customer will have agreed to the terms set forth on such statement unless Customer notifies IBM Credit in writing of any question or objection within seven (7) days after such statement is mailed to Customer.

4. To secure payment of all of the Customer's current and future obligations to IBM Credit whether under this Agreement, any guaranty that Customer now or hereafter executes, or any other agreement between Customer and IBM Credit, whether direct or contingent, Customer grants IBM Credit a security interest in all of customer's inventory and equipment bearing the trademark or trade name of Authorized Suppliers or manufactured or sold by Authorized Suppliers, and all parts thereof, attachments, accessories, accessions, substitutions and/or replacements for all of the foregoing, all rebates, discounts, credits, refunds, and incentive payments relating to the foregoing and all accounts, contract rights, chattel paper, instruments, reserves, documents of title and deposit accounts whether now owned or hereafter acquired and all proceeds thereof. All of the above assets are defined pursuant to the provisions of Article 9 of the Uniform Commercial Code or the Commercial Transactions Act (the "CTA") and hereinafter collectively referred to as the "Collateral" and are hereinafter collectively referred to as the "Collateral". This security interest is also granted to secure Customer's obligations to all of IBM Credit's affiliates. Customer will hold all of the Collateral financed by IBM Credit, and the proceeds thereof, in trust for IBM Credit and Customer will immediately account for and remit directly to IBM Credit all such proceeds when payment is required under the terms set forth in the billing statement or as otherwise provided in this Agreement. IBM Credit may directly collect any amount owed to Customer from Authorized Suppliers with respect to the Collateral and credit Customer with all such sums received by IBM Credit from Authorized Suppliers. IBM Credit's title, lien or security interest will not be impaired by any payments Customer makes to the seller or anyone else or by Customer's failure or refusal to account to IBM Credit for proceeds.

5. Customer's principal place of business is located at:

200 Plant Avenue                   Wayne, PA 19087                 USA
--------------------------------------------------------------------------------
(Number and Street)               (County, State, Zip Code)

and Customer represents that its business is conducted as a _____ SOLE PROPRIETORSHIP, ______ PARTNERSHIP, __X__ CORPORATION, _____ LIMITED LIABILITY COMPANY (check applicable term). Customer will notify IBM Credit, in writing, prior to any change in Customer's identity, name, form of ownership or management, and of any change in Customer's principal place of business, or any additions or discontinuances of other business locations. The Collateral will be kept at Customer's principal place of business. Customer will notify IBM Credit, in writing, thirty (30) days prior to moving any of the Collateral to any other address. Customer and Customer's predecessors have done business during the last six (6) months only under the following names:
________________________________________________________________________________

________________________________________________________________________________
This paragraph is not in any manner intended to limit the extent of IBM Credit's security interest in the Collateral.

6. Customer represents and covenants that the Collateral is and will remain free from all claims and liens superior to IBM Credit's unless otherwise agreed to by IBM Credit in writing, and that Customer will defend the Collateral against all other claims and demands. Customer will not sell, rent, lease, lend, demonstrate, pledge, transfer or secrete any of the Collateral or use any of the Collateral for any purpose other than exhibition and sale to buyers in the ordinary course of business, without IBM Credit's prior written consent. Customer will execute all documents IBM Credit may request to confirm or perfect IBM Credit's security interest in the Collateral. Customer warrants and represents that Customer is not in default in the payment of any principal, interest or other charges relating to any indebtedness owed to any third party, and no event has occurred, as of the effective date of this Agreement or as of the date of any request by Customer to IBM Credit for financing in the future, under the terms of any agreement, document, promissory note or other instrument, which with or without the passage of time and/or the giving of notice constitutes or would constitute an event of default thereunder. Customer will promptly provide its year-end financial statement, in form and detail satisfactory to IBM Credit, to IBM Credit within ninety (90) days after Customer's fiscal year ends and, if requested by IBM Credit, Customer will also promptly provide Customer's financial statement to IBM Credit after each fiscal quarter within forty-five (45) days. Customer represents and covenants that each financial statement that Customer submits to IBM Credit will be prepared according to generally accepted accounting principles in effect in the United States from time to time, and is and will be correct and will accurately represent Customer's financial condition. Customer further acknowledges IBM Credit's reliance on the truthfulness and accuracy of each financial statement that Customer submits to IBM Credit in IBM Credit's extension of various financial accommodations to Customer.

7. Customer will pay all taxes, license fees, assessments and charges on the Collateral when due. Customer will immediately notify IBM Credit of any loss, theft, or destruction of or damage to any of the Collateral. Customer will be responsible for any loss, theft or destruction or damage of Collateral. Customer will keep the Collateral insured for its full insurable value against loss or damage under an "all risk" insurance policy. Customer will obtain insurance under such terms and in such amounts acceptable to IBM Credit, from time to time, with companies acceptable to IBM Credit, with a lender loss-payee or mortgagee clause payable to IBM Credit to the extent of any loss to the Collateral and containing a waiver of all defenses against Customer that is acceptable to IBM Credit. Customer agrees to provide IBM Credit with written evidence of the required insurance coverage and lender loss-payee or mortgagee clause. Customer assigns to IBM Credit all amounts owed to Customer under any insurance policy, and Customer directs any insurance company to make payment directly to IBM Credit to be applied to the unpaid obligations owed IBM Credit. Customer further grants IBM Credit an irrevocable power of attorney to endorse any checks or drafts and sign and file any of the papers, forms and documents required to initiate and settle any insurance claims with respect to the Collateral. If Customer fails to pay any of the above-referenced costs, charges, or insurance premiums, or if Customer fails to insure the Collateral, IBM Credit may, but will not be obligated to, pay such costs, charges and insurance premiums, and the amounts paid will be considered an additional obligation owed by Customer to IBM Credit.

8. IBM Credit has the right to enter upon Customer's premises from time to time, as IBM Credit in its sole discretion may determine for IBM Credit's sole benefit, and all without any advance notice to Customer, to: examine the Collateral; appraise it as security; verify its condition and non-use; verify that all Collateral have been properly accounted for; verify that Customer has complied with all terms and provisions of this Agreement; and assess, examine, and make copies of Customer's books and records. Any collection by IBM Credit of any amounts Customer owes at or during IBM Credit's examination of the Collateral does not relieve customer of its continuing obligation to pay Customer's obligations owed to IBM Credit in accordance with such terms.

9. Customer agrees to immediately pay IBM Credit the full amount of the principal balance owed IBM Credit on each item of Approved Inventory financed by IBM Credit at the time such Approved Inventory is sold, lost, stolen, destroyed, or damaged, whichever occurs first, unless IBM Credit has agreed in writing to provide financing to Customer on other terms. Customer also agrees to provide IBM Credit, upon IBM Credit's request, an inventory report which describes all the Approved Inventory in Customer's possession (excluding any Approved Inventory financed by IBM Credit under the Demonstration and Training Equipment Financing Option). Regardless of the repayment terms set forth in any billing statement, if IBM Credit determines in its reasonable and sole discretion, after conducting an inspection of all of Customer's inventory, that the current outstanding obligations owed by Customer to IBM Credit exceeds the value of the SPP Collateral, Customer agrees to immediately pay to IBM Credit an amount equal to the difference between such outstanding obligations and the value of the SPP Collateral. Customer will make all payments to IBM Credit according to the remit to instructions in the billing statement. Any checks or other instruments delivered to IBM Credit to be applied against Customer's outstanding obligations will constitute conditional payment until the funds represented by such instruments are actually received by IBM Credit. IBM Credit may apply payments to reduce finance charges first and then principal, irrespective of Customer's instructions. Further, IBM Credit may apply principal payments to the oldest (earliest) invoice for the Approved Inventory financed by IBM Credit, or to such Approved Inventory which is sold, lost, stolen, destroyed, damaged, or otherwise disposed of. If Customer signs any instrument for any outstanding obligations, it will be evidence of Customer's obligation to pay and will not be payment. Any discount, rebate, bonus, or credit for Approved Inventory granted to Customer by any Authorized Supplier will not, in any way, reduce the obligations Customer owes IBM Credit, until IBM Credit has received payment in good funds.

10. Customer will pay IBM Credit finance charges as set forth in the Schedule of SPP Definitions & Charges attached hereto and as may be agreed to between Customer and IBM Credit from time to time. The period of any financing will begin on the invoice date for the Approved Inventory whether or not IBM Credit advances payment on such date. This period will be included in the calculation of the annual percentage rate of the finance charges. Such finance charges may be applied by IBM Credit to cover any amounts expended for IBM Credit's: appraisal and examination of the Collateral; maintenance of facilities for payment; assistance in support of Customer's retail sales; IBM Credit's commitments to Authorized Suppliers to finance shipments of Approved Inventory to Customer; recording and filing fees; expenses incurred in obtaining additional collateral or security; and any costs and expenses incurred by IBM Credit arising out of the financing IBM Credit extends to Customer. Customer also agrees to pay IBM Credit additional charges which will include: late payment fees at a per annum rate equal to the Prime Rate plus 6.5%; flat charges; charges for receiving NSF checks from Customer; renewal charges; and any other charges agreed to by Customer and IBM Credit from time to time. For purposes of this Agreement, "Prime Rate" will mean the average of the rates of interest announced by banks which IBM Credit uses in its normal course of business of determining prime rate. Unless Customer hereafter otherwise agrees in writing, the finance charges and additional charges agreed upon will be IBM Credit's applicable finance charges and additional charges for the class of Approved Inventory involved prevailing from time to time at IBM Credit's principal place of business, but in no event greater than the highest rate from time to time permitted by applicable law. If it is determined that amounts received from Customer were in excess of such highest rate, then the amount representing such excess will be considered reductions to the outstanding principal of IBM Credit's advances to Customer. IBM Credit will send Customer, at monthly or other intervals, a statement of all charges due on Customer's account with IBM Credit. Customer will have acknowledged the charges due, as indicated on the statement, to be an account stated, unless Customer objects in writing to IBM Credit within seven (7) days after such statement is mailed to Customer. This statement may be adjusted by IBM Credit at any time to conform to applicable law and this Agreement. IBM Credit shall calculate any free financing period utilizing a methodology that is consistent with the methodologies used for similarly situated customers of IBM Credit. The Customer understands that IBM Credit may not offer, may change or may cease to offer a free financing period for the Customer's purchases of Approved Inventory. If any Authorized Supplier fails to provide payment of a finance charge for Customer, as agreed, Customer will be responsible for and pay to IBM Credit all financing charges billed to Customer's account.

11. Any of the following events will constitute an event of default by Customer under this Agreement: Customer breaches any of the terms, warranties or representations contained in this Agreement or in any other agreements between Customer and IBM Credit or between Customer and any of IBM Credit's affiliates; any guarantor of Customer's obligations to IBM Credit under this Agreement or any other agreements breaches any of the terms, warranties or representations contained in such guaranty or other agreements between such guarantor and IBM Credit; any representation, statement, report or certificate made or delivered by Customer or any of Customer's owners, representatives, employees or agents or by any guarantor to IBM Credit is not true and correct; Customer fails to pay any of the liabilities or obligations owned to IBM Credit or any of IBM Credit's affiliates when due and payable under this Agreement or under any other agreements between Customer and IBM Credit or between Customer and any of IBM Credit's affiliates; Customer abandons the Collateral or any part thereof; Customer or any guarantor becomes in default in the payment of any indebtedness owed to any third party; a judgment issues on any money demand against Customer or any guarantor; an attachment, sale or seizure is issued against Customer or any of the Collateral; any part of the Collateral is seized or taken in execution; the death of the undersigned if the business is operated as a sole proprietorship, or the death of a partner if the business is operated as a partnership, or the death of any guarantor; Customer ceases or suspends Customer's business; Customer or any guarantor makes a general assignment for the benefit of creditors; Customer or any guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, state insolvency laws or any act for the benefit of creditors; any receiver is appointed for any of Customer's or any guarantor's assets, or any guaranty pertaining to Customer's obligations to IBM Credit is terminated for any reason whatsoever; any guarantor disclaims any obligations under any guaranty; Customer or any guarantor misrepresents its respective financial condition or organizational structure; or IBM Credit determines, in its sole discretion, that the Collateral, any other collateral given to IBM Credit to secure Customer's obligations to IBM Credit, any guarantor's guaranty, or Customer's or any guarantor's net worth has decreased in value, and Customer has been unable, within the time period prescribed by IBM Credit, to either provide IBM Credit with additional collateral in a form and substance satisfactory to IBM Credit or reduce Customer's total obligations by an amount sufficient to satisfy IBM Credit. Following an event of a default:

     (a) IBM Credit may, at any time at IBM Credit's election, without notice or demand to Customer do any one or more of the following: declare all or any part of the obligations Customer owes IBM Credit immediately due and payable, together with all court costs and all costs and expenses of IBM Credit's repossession and collection activity, including, but not limited to, all attorney's fees; exercise any or all rights of a secured party under applicable law; cease making any further financial accommodations or extending any additional credit to Customer; and/or exercise any or all rights available at law or in equity. All of IBM Credit's rights and remedies are cumulative.

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     (b) Customer will segregate, hold and keep the Collateral in trust, in good order and repair, only for IBM Credit's benefit, and Customer will not exhibit, transfer, sell, further encumber, otherwise dispose of or use for any other purpose whatsoever any of the Collateral.

     (c) Upon IBM Credit's oral or written demand, Customer will immediately deliver the Collateral to IBM Credit, in good order and repair, at a place specified by IBM Credit, together with all related documents; or IBM Credit may, in its sole discretion and without notice or demand to Customer, take immediate possession of the Collateral, together with all related documents.

     (d) Customer waives and releases: any claims and causes of action which Customer may now or ever have against IBM Credit as a direct or indirect result of any possession, repossession, collection or sale by IBM Credit of any of the Collateral and the benefit of all valuation, appraisal and exemption laws. If IBM Credit seeks to take possession of any of the Collateral by court process, Customer irrevocably waives any notice, bonds, surety and security relating thereto required by any statute, court rule or otherwise.

     (e) Customer appoints IBM Credit or any person IBM Credit may delegate as Customer's duly authorized Attorney-In-Fact to do, in IBM Credit's sole discretion, any of the following in the event of a default: endorse Customer's name on any notes, checks, drafts or other forms of exchange constituting Collateral or received as payment on any Collateral for deposit in IBM Credit's account; sell, assign, transfer, negotiate, demand, collect, receive, settle, extend or renew any amounts due on any of the Collateral; and exercise any rights Customer has in the Collateral.

If either party brings any action or asserts any claim against the other party which arises out of this Agreement, any other agreement or any of the business dealings between IBM Credit and Customer, the non-prevailing party agrees to pay the prevailing party's costs and expenses including, but not limited to, all attorney's fees. If IBM Credit fails to exercise any of IBM Credit's rights or remedies under this Agreement, such failure will in no way or manner waive any of IBM Credit's rights or remedies as to any past, current or future default.

12. Customer agrees that if IBM Credit conducts a private sale of any Collateral by soliciting bids from ten (10) or more other dealers or distributors in the type of Collateral repossessed by or returned to IBM Credit hereunder, any sale by IBM Credit of such property will be deemed to be a commercially reasonable disposition under the Uniform Commercial Code. IBM Credit agrees that commercially reasonable notice of any public or private sale will be deemed given to Customer if IBM Credit sends Customer a notice of sale at least seven
(7) days prior to the date of any public sale or the time after which a private sale will be made. If IBM Credit disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such sale will be determined in accordance with the provisions of the Uniform Commercial Code as adopted by the state whose laws govern this Agreement.

Customer agrees that IBM Credit does not warrant the Approved Inventory. Customer will pay IBM Credit in full even if the Approved Inventory is defective or fails to conform to any warranties extended by any third party. Customer's obligations to IBM Credit will not be affected by any dispute Customer may have with any third party. Customer will not assert against IBM Credit any claim or defense Customer may have against any third party. Customer will indemnify and hold IBM Credit harmless against any claims or defenses asserted by any buyer of the Approved Inventory by reason of: the condition of any Approved Inventory; any representations made about the Approved Inventory; or for any and all other reasons whatsoever.

13. Customer grants to IBM Credit a power of attorney authorizing any of IBM Credit's representatives to: execute or endorse on Customer's behalf any documents, financing statements and instruments evidencing Customer's obligations to IBM Credit; supply any omitted information and correct errors in any documents or other instruments executed by or for Customer; do any and every act which Customer is obligated to perform under this Agreement; and do any other things necessary to preserve and protect the Collateral and IBM Credit's security interest in the Collateral. Customer further authorizes IBM Credit to



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provide to any third party any credit, financial or other information about
Customer that is in IBM Credit's possession.

14. Each party may electronically transmit to or receive from the other party certain documents specified in the E-Business Schedule A attached hereto ("E-Documents") via the Internet or electronic data interchange ("EDI"). Any transmission of data which is not an E-Document shall have no force or effect between the parties. EDI transmissions may be transmitted directly or through any third party service provider ("Provider") with which either party may contract. Each party will be liable for the acts or omissions of its Provider while handling E-Documents for such party, provided, that if both parties use the same provider, the originating party will be liable for the acts or omissions of such Provider as to such E-Document. Some information to be made available to Customer will be specific to Customer and will require Customer to register with IBM Credit before access is provided. After IBM Credit has approved the registration submitted by Customer, IBM Credit will provide an ID and password(s) to an individual designated by Customer ("Customer Recipient"). Customer accepts responsibility for the designated individual's distribution of the ID and password(s) within its organization and Customer will take reasonable measures to ensure that passwords are not shared or disclosed to unauthorized individuals. Customer will conduct an annual review of all IDs and passwords to ensure that they are accurate and properly authorized. IBM CREDIT MAY CHANGE OR DISCONTINUE USE OF AN ID OR PASSWORD AT ITS DISCRETION AT ANY TIME. E-Documents will not be deemed to have been properly received, and no E-Document will give rise to any obligation, until accessible to the receiving party at such party's receipt computer at the address specified herein. Upon proper receipt of an E-Document, the receiving party will promptly transmit a functional acknowledgment in return. A functional acknowledgment will constitute conclusive evidence that an E-Document has been properly received. If any transmitted E-Document is received in an unintelligible or garbled form, the receiving party will promptly notify the originating party in a reasonable manner. In the absence of such a notice, the originating party's records of the contents of such E-Document will control.

Each party will use those security procedures which are reasonably sufficient to ensure that all transmissions to E-Documents are authorized and to protect its business records and data from improper access. Any E-Document received pursuant to this paragraph 14 will have the same effect as if the contents of the E-Document had been sent in paper rather than electronic form. The conduct of the parties pursuant to this paragraph 14 will, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties. The parties agree not to contest the validity or enforceability of E-Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound thereby. The parties agree, as to any E-Document accompanied by Customer's ID, that IBM Credit can reasonably rely on the fact that such E-Document is properly authorized by Customer. E-Documents, if introduced as evidence on paper in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither party will contest the admissibility of copies of E-Documents under either the business records exception to the hearsay rule or the best evidence rule on the basis that the E-Documents were not originated or maintained in documentary form.

Neither party will be liable to the other for any special, incidental, exemplary or consequential damages arising from or as a result of any delay, omission or error in the electronic transmission or receipt of any E-Document pursuant to this paragraph 14, even if either party has been advised of the possibility of such damages. In the event Customer requests IBM Credit to effect a withdrawal or debit of funds from an account of Customer, then in no event will IBM Credit be liable for any amount in excess of any amount incorrectly debited, except in the event of IBM Credit's gross negligence or willful misconduct. No party will be liable for any failure to perform its obligations pursuant to this paragraph 14 in connection with any E-Document, where such failure results from any act of God or other cause beyond such party's reasonable control (including, without limitation, any mechanical, electronic or communications failure) which prevents such party from transmitting or receiving E-Documents.



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CUSTOMER RECIPIENT for Internet transmissions:


(PLEASE PRINT)
Name of Customer's Designated Central Contact Authorized to Receive IDs and
Passwords:

------------------------------------------------

e-mail Address: lmaxwell@usatech.com
                --------------------------------

Phone Number: 610-989-0340
              ----------------------------------

15. Time is of the essence in this Agreement. This Agreement will be effective from the date of its acceptance at IBM Credit's office. Customer acknowledges receipt of a true copy and waives notice of IBM Credit's acceptance of it. If IBM Credit advances funds under this Agreement, IBM Credit will have accepted it. This Agreement will remain in force until one of the parties gives notice to the other that it is terminated. If Customer terminates this Agreement, IBM Credit may declare all or any part of the obligations Customer owes IBM Credit due and payable immediately. If this Agreement is terminated, Customer will not be relieved from any obligations to IBM Credit arising out of IBM Credit's advances or commitments made before the effective date of termination. IBM Credit's rights under this Agreement and IBM Credit's security interest in present and future Collateral will remain valid and enforceable until all Customer's obligations to IBM Credit are paid in full. This Agreement shall be binding upon and inure to the benefit of IBM Credit and the Customer and their respective successors and assigns; provided, that the Customer shall have no right to assign this Agreement without the prior written consent of IBM Credit. This Agreement will protect and bind IBM Credit's and Customer's respective heirs, representatives, successors and assigns. It can be varied only by a document signed by IBM Credit's and Customer's authorized representatives. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable. This Agreement is executed with the authority of Customer's Board of Directors, and with shareholder approval, if required by the law, if Customer is a corporation or if Customer is a limited liability company, with the authority of authorized members. All notices IBM Credit sends to Customer will be sufficiently given if mailed or delivered to Customer at its address shown in paragraph 5.

16. The laws of the State of New York will govern this Agreement. Customer agrees that venue for any lawsuit will be in the State or Federal Court within the county, parish, or district where IBM Credit's office, which provides the financial accommodations, is located. Customer hereby waives any right to change the venue of any action.

17. If Customer has previously executed any security agreements relating to the Collateral with IBM Credit, Customer agrees that this Agreement is intended only to amend and supplement such written agreements, and will not be deemed to be a novation or termination of such written agreements. In the event the terms of this Agreement conflict with the terms of any prior security agreement that Customer previously executed with IBM Credit, the terms of this Agreement will control in determining the agreement between Customer and IBM Credit.

18. CUSTOMER WAIVES ALL EXEMPTIONS AND HOMESTEAD LAWS TO THE MAXIMUM EXTENT PERMITTED BY LAW. CUSTOMER WAIVES ANY STATUTORY RIGHT TO NOTICE OR HEARING PRIOR TO IBM CREDIT'S ATTACHMENT, REPOSSESSION OR SEIZURE OF THE GOODS. CUSTOMER FURTHER WAIVES ANY AND ALL RIGHTS OF SETOFF CUSTOMER MAY HAVE AGAINST IBM CREDIT. CUSTOMER AGREES THAT ANY PROCEEDING IN WHICH CUSTOMER, OR IBM CREDIT OR ANY OF IBM CREDIT'S AFFILIATES, OR CUSTOMER's OR IBM CREDIT's ASSIGNS ARE PARTIES, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, OR THE RELATIONS AMONG THE PARTIES LISTED IN THIS PARAGRAPH WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

ATTEST:

Leland P. Maxwell                       USA Technologies, Inc.
----------------------------------      ----------------------------------------
          Secretary                                    Customer

Print Name: Leland P. Maxwell           By: /s/ George R. Jenson Jr.
            ------------------             -------------------------------------

                                        Print Name: George R. Jenson Jr.
                                                    ----------------------------

      (CORPORATE SEAL)                  Title: Chairman/CEO
                                               ---------------------------------

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                      E-BUSINESS SCHEDULE A ("SCHEDULE A")

CUSTOMER NAME:  USA Technologies, Inc.
                -----------------------------------------

EFFECTIVE DATE OF THIS SCHEDULE A:
                                  -----------------------

E-DOCUMENTS AVAILABLE TO SUPPLIERS:

Invoices

Payment Report/Remittance Advisor


E-DOCUMENTS AVAILABLE TO CUSTOMER:

Invoices

Remittance Advisor

Transaction Approval

Billing Statement

Payment Planner

Auto Cash

Statements of Transaction

Common Dispute Form

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                     SECRETARY'S CERTIFICATE OF RESOLUTION

         I certify that I am the Secretary and the official custodian of certain records, including the certificate of incorporation, charter, by-laws and minutes of the meeting of the Board of Directors of the corporation named below, and that the following is a true, accurate statement.

         "That Customer reviewed its intention to establish a credit facility with IBM Credit Corporation ("IBM Credit") and the several officers, directors and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from IBM Credit in such amounts and on such terms as such officers, directors or agents deem proper; to enter into security and other agreements with IBM Credit relating to the terms upon which financing may be obtained and security to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; and from time to time to pledge, assign, guaranty, mortgage, grant security interest in and, otherwise transfer to IBM Credit as collateral security for any obligations of this corporation to IBM Credit and its affiliated companies, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do in the premises."

         IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:  May 6, 1999                                Leland P. Maxwell
        ----------------------             -------------------------------------
                                                       Secretary

                                                  USA Technologies, Inc.
                                           -------------------------------------
                                                     Corporate Name

IBM Credit Corporation

                 ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING
                            (SCHEDULED PAYMENT PLAN)

         This Addendum is hereby made to the Agreement for Wholesale Financing (as supplemented by this Addendum and as amended, restated, supplemented or otherwise modified from time to time, hereinafter referred to as the "Agreement") executed on the 6th day of May, 1999, between IBM Credit Corporation ("IBM Credit") AND USA Technologies, Inc. ("Customer").

1. The following provision is hereby incorporated into the Agreement as if fully set forth therein:

                             SCHEDULED PAYMENT PLAN

         IBM Credit may, from time to time at its discretion, extend financing to Customer under this Agreement pursuant to the terms of the Scheduled Payment Plan (hereinafter referred to as the "SPP") and its two optional plans; the SPP/International Business Machines Corporation Plan ("SPP/IBM Plan") and the SPP/IBM Extension Plan ("SPP/IBM-E Plan") each as described in the Schedule of SPP Definitions & Charges (the "Schedule") attached hereto and incorporated herein. The financing to be extended to Customer will be based on Approved Inventory and Accounts, both as defined in the attached Schedule (Accounts and Approved Inventory will hereinafter be referred to as "SPP Collateral"). SPP financing will be provided to Customer by IBM Credit under this Agreement pursuant to the following terms and conditions:

A. IBM Credit may in its sole discretion from time to time determine the amount of financing which it elects to extend to Customer as set forth in paragraph 1 of the Agreement;

B. Customer will pay to IBM Credit or cause IBM Credit to be paid by IBM, as defined in the Schedule, all finance charges and fees each (as described in the attached Schedule) which are due in connection with SPP (the "SPP Charges"). IBM Credit will notify Customer from time to time of the SPP Charges applicable to financing extended to Customer under SPP by sending Customer a revised Schedule. Customer agrees that IBM Credit may from time to time, upon sixty (60) days written notice, increase or decrease the SPP Charges and/or eliminate or add SPP Charges applicable to any financing IBM Credit extends to Customer under SPP. If Customer requests financing from IBM Credit after the date Customer has received any such revised Schedule such request will constitute Customer's acceptance of and agreement to such new SPP Charges and such revised Schedule will be incorporated into and made a part of this Agreement as of the effective date specified on revised Schedule.

C. IBM Credit may, in its sole discretion, apply, in whole or in part, the proceeds of any Collateral to any amount which customer owes to IBM Credit, including any amounts Customer owes to IBM Credit under this Agreement, the SPP or any other financing programs.

D. Customer will, as requested by IBM Credit from time to time, provide to IBM Credit a collateral report ("SPP Collateral Report"), the requirements of which will be set forth by IBM Credit from time to time, and which will include, but not be limited to, a summary of Customer's Approved Inventory, Eligible Accounts (as defined in paragraph G of this Addendum), total qualifying collateral value, total outstanding indebtedness and any Shortfall Amount (as hereinafter defined).

In addition, if requested by IBM Credit Customer will submit the following reports which will be included as attachments to each SPP Collateral Report:

         a) Accounts Aging Report which describes the amounts and aging of Customer's accounts as of the date of the report;

         b) Inventory Report which describes all of the Approved Inventory in Customer's possession as of the date of the report by quantity, type, model, supplier's invoice price to Customer (net of applicable credits), and the total number of each model times the invoice price of all Approved Inventory;

         c) Accounts Payable Report which identifies the amounts and aging of all of Customer's accounts payable; and

         d) Additional SPP Collateral Report which identifies any other collateral which may be required by IBM Credit.

         On or prior to the date this Addendum is executed by IBM Credit, and once each quarter thereafter, Customer will also submit to IBM Credit the name, address and phone number of each of Customer's account debtor's primary contacts for each account on the Accounts Aging Report.

E. Notwithstanding the scheduled repayment terms of the SPP, if the current outstanding indebtedness (excluding the outstanding indebtedness owed to IBM Credit pursuant to the terms of the Addendum to Agreement for Wholesale Financing - Large Sale Financing Option) owed by Customer to IBM Credit exceeds the sum of: (i) an amount equal to one hundred percent (100%) of the aggregate invoice price to Customer (net of any applicable credits) of the Approved Inventory in Customer's or IBM's invoice price to Customer (net of any applicable credits) of the Approved Inventory in Customer's or IBM's possession; plus, (ii) an amount equal to eighty percent (80%) of the sum of Eligible Accounts; plus (iii) in IBM Credit's sole and absolute discretion, the value which IBM Credit may place on any other collateral provided to IBM Credit (such excess, the "Shortfall Amount"), Customer will immediately pay to IBM Credit an amount equal to the Shortfall Amount.

F. IBM Credit will charge Customer and Customer agrees to pay a fee ("Shortfall Transaction Fee") for each occurrence of a Shortfall Amount unless Customer has, within two business days of occurrence of such Shortfall Amount (the "Shortfall Amount Due Date"), paid IBM Credit the amount of such Shortfall Amount. Shortfall Transaction Fees are calculated by multiplying the Shortfall Amount times 0.30%. In addition to the Shortfall Transaction Fee(s), for each unpaid Shortfall Amount, there will be a charge equal to Prime Rate plus 6.50% on the ADB beginning on the applicable Shortfall Amount Due Date to and including the date IBM Credit receives payment thereof.

G. IBM Credit will have the sole right to determine which of Customer's Accounts are eligible ("Eligible Accounts") for purposes of providing financing hereunder and, without limiting IBM Credit's discretion in that regard, and unless waived by IBM Credit, the following Accounts will be deemed ineligible:

         a) Accounts which remain unpaid after ninety (90) days from the date of invoice, provided, however, with respect to IBM Accounts, as defined in the Schedule, such IBM Accounts may be unpaid up to one hundred twenty (120) days from the date of invoice;

         b) Accounts with respect to which the account debtor is a parent, subsidiary or affiliate of Customer's company, or is related to Customer, or has common shareholders, officers or directors with Customer;

         c) Accounts with respect to which (i) the account debtor (other than a federal government account debtor) is not a commercial or institutional entity or (ii) account debtor is not a resident of the United States;

         d) Accounts with respect to which Customer is or may become liable to the account debtor thereof for goods sold or services rendered by such account debtor to Customer;

         e) Accounts which represent goods purchased for a personal, family or household purpose;

         f) Accounts which represent goods that have been used for demonstration purposes or loaned by Customer to another party;

         g)  Accounts which are progress payment accounts or contra accounts;

         h) Accounts which represent goods that have been refused or returned to Customer for any reason whatsoever;

         i) Accounts with respect to which IBM Credit does not have a first priority perfected security interest;

         j) Accounts arising from the sale of Approved Inventory financed pursuant to the terms of the Addendum to Agreement for Wholesale Financing - Large Sale Financing Option or any of IBM Credit's other financing options or plans; and

         k) Any and all other Accounts which IBM Credit upon prior notice deems in its reasonable discretion to be ineligible.

H. IBM Credit may, in its name or Customer's name, at any time and from time to time verify with account debtors the validity, amount or any other matter relating to any Accounts by mail, telephone or by other means as agreed to by the parties.

I. Customer will provide its year-end financial statements to IBM Credit no later than ninety (90) days after the close of the fiscal year and, if requested by IBM Credit, Customer will promptly provide its financial statements to IBM Credit after each fiscal quarter.

J. If requested by IBM Credit, Customer will obtain a subordination agreement, in form and substance satisfactory to IBM Credit, from any of Customer's creditors to provide IBM Credit a first priority security interest in all of Customer's products and accounts to be used as SPP Collateral and all proceeds thereof.

K. IBM Credit may, in its sole discretion, prior to or after a default, notify account debtors, other than account debtors whose Accounts are IBM Accounts, to make payments in respect to Customer's Accounts directly to IBM Credit. Upon IBM Credit's request, Customer will execute and delivery such further instruments and documents and take such further action as IBM Credit may request to preserve or obtain the full benefits of IBM Credit's security interest in the Collateral.

L.       Customer represents and covenants that it has authorized IBM to pay
IBM Credit directly for Approved Inventory financed by IBM Credit sold to account debtors whose Account are IBM Accounts. Customer acknowledges and agrees that payments are received by IBM Credit from IBM are to be applied to Advances (as hereinafter defined in the Schedule) owed by Customer to IBM Credit. Customer agrees that IBM Credit may apply payments to reduce finance charges first and then principal. Further, IBM Credit may apply such payments to the oldest (earliest) invoice for Approved Inventory financed by IBM Credit.

M. Customer hereby irrevocably appoints IBM Credit, with full power of substitution, as its true and lawful attorney-in-fact with full power, in good faith and in compliance with commercially reasonable standards, in IBM Credit's discretion, to: (a) sign Customer's name on any document or instrument that IBM Credit deems necessary or appropriate to perfect and maintain perfected any security interest or claim in the Collateral contemplated under the Agreement;
(b) endorse Customer's name upon any of the items of payment of proceeds and deposit the same in IBM Credit's account for application to Customer's obligations; and, with respect to clauses (c) through (n), upon the occurrence and during the continuance of a default pursuant to the terms of the Agreement;
(c) demand payment, enforce payment and otherwise exercise all of Customer's rights and remedies with respect to collection of any accounts; (d) settle, adjust, compromise, extend or renew any accounts; (e) settle, adjust or compromise any legal proceedings brought to collect any accounts; (f) sell or assign any accounts upon such terms, for such amounts and at such time or times as IBM Credit may deem advisable; (g) discharge and release any accounts; (h) prepare, file and sign Customer's name on any proof of claim in bankruptcy, or similar document against any account debtor; (i) prepare, file and sign Customer's name on any notice of lien, claim of mechanics lien, assignment or satisfaction of lien or mechanics lien, or similar document in connection with any accounts; (j) endorse Customer's name upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any SPP Collateral pertaining thereto; (k) sign Customer's name to requests for verification of accounts and notices thereof to account debtors; (l) sign Customer's name on any document or instrument that IBM Credit may deem necessary or appropriate to enforce any and all remedies IBM Credit may have under the Agreement, at law or otherwise; (m) make, settle and adjust claims under any insurance policies with respect to the SPP Collateral and endorse Customer's name on any check, draft, instrument or other item of payment of the proceeds of such insurance policies with respect to the SPP Collateral; and (n) take control in any manner of any item of payment or proceeds and for such purpose to notify the postal authorities to change the address for delivery of mail addressed to Customer to such address as IBM Credit may request.

N. With respect to each of the Accounts used as SPP Collateral, Customer warrants and represents to IBM Credit that: (a) the Accounts are genuine, in all respects what they purport to be and are not evidenced by a judgment or promissory note or similar instrument or agreement; (b) the Accounts represent undisputed bona fide transactions completed in accordance with the terms and conditions contained in the documents, contracts, agreements, papers and writings giving rise to or related to the Accounts ("Documents"); (c) the goods sold (or services rendered) which resulted in the creation of the Accounts have been delivered or rendered to and accepted by the account debtor; (d) the amounts owed with respect to the Accounts as shown on Customer's records are absolutely owing to Customer and are not contingent for any reason; (e) there are no setoffs, counterclaims or disputes existing or asserted with respect to any of the Accounts, and Customer has not made any agreement with any account debtor for any deduction or discount of any sums payable thereunder except regular discounts allowed by Customer in the ordinary course of business for prompt payment; (f) there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or tend to reduce the amount payable thereunder from the amount thereof as shown on Customer's records; (g) all account debtors thereon have the ostensible authority to contract; (h) none of the goods sold or transferred or the services furnished giving rise to any of the Accounts are subject to any lien, claim, encumbrances or security interest which will be superior to IBM Credit's security interest;
(i) there are no proceedings or actions known to Customer which are threatened or pending against any account debtor of any of the Accounts and which might result in any material adverse change in the account debtor's financial condition; (j) Customer is the owner of all of the Accounts; (k) Customer has good right, tile and authority to sell, assign and transfer all of the Accounts to IBM Credit; and (l) IBM Credit has a perfected, first-priority security interest in and to all of the Accounts, and all proceeds therefrom.

O. IBM Credit has the right and is hereby authorized to enter upon Customer's premises from time to time, at IBM Credit's sole discretion, and all without notice to Customer, to: examine and make copies of Customer's books, records and files which in any way relate to the Accounts or Approved Inventory; appraise the Accounts or Approved Inventory as security; verify that all of the Accounts and Approved Inventory have been properly accounted for, and verify that customer has complied with all terms and provisions of this Agreement.

2. Customer hereby expressly agrees to indemnify, defend and hold IBM Credit harmless from and against any and all loss and/or liability whatsoever relating, directly or indirectly to or arising out of the Agreement.

3. If there is a conflict between the terms of this Addendum and those of the Agreement, the terms of this Addendum will prevail with respect to the financing provided under the terms of the SPP. "Collateral" shall mean "Goods" or "Collateral" as such terms may be defined in the Agreement.

4. This Addendum may be modified by IBM Credit upon written notice to Customer. This Addendum will remain in force until one party gives written notice to the other that it is terminated, provided however, that Customer's obligations hereunder and IBM Credit's right hereunder will not be terminated until all of the Customer's obligations have been satisfied in full.

5. Except as herein provided, the other terms of the Agreement will remain unchanged, and will continue to be in full force and effect.

6. IBM CREDIT SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY CUSTOMER IN CONNECTION WITH THIS AGREEMENT, ANY OTHER AGREEMENT OR ANY CLAIMS IN ANY MANNER RELATED THERETO, NOR SHALL IBM CREDIT HAVE ANY LIABILITY TO CUSTOMER OR ANY OTHER PERSON FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IBM CREDIT OR THEM HEREUNDER, EXCEPT FOR IBM CREDIT'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7. CUSTOMER AGREES THAT THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS (WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS) GOVERNING CUSTOMER'S AGREEMENT FOR WHOLESALE FINANCING.

8. CUSTOMER AND IBM CREDIT HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE
IN WHICH CUSTOMER AND IBM CREDIT ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

         IN WITNESS WHEREOF, Customer has caused a duly authorized representative to execute this Addendum on this 6th day of May, 1999.
                                                ---        -------------

                                   USA Technologies, Inc.

                                   By: /s/  George R. Jensen, Jr.
                                      ------------------------------------------

                                   Print Name: George R. Jensen, Jr.
                                               ---------------------------------

                                   Title: Chairman/CEO
                                          --------------------------------------

ATTEST:

/s/ Leland P. Maxwell
-----------------------------------
      (Secretary)

                                   IBM CREDIT CORPORATION

                                   By: /s/  Gary Sanchez
                                      ------------------------------------------

                                   Print Name: Gary Sanchez
                                               ---------------------------------

                                   Title: Region Credit Manager
                                          --------------------------------------

                                  SCHEDULE OF
                            SPP DEFINITIONS & CHARGES

The effective date of this Schedule of SPP Definitions & Charges is May 6, 1999
                                                                    ------------
Customer: USA Technologies, Inc.
          ----------------------------------------------------------------------

1.0  SPP Definitions

"Accounts" means all now existing and hereafter created Accounts arising from the sale or licensing of inventory, software and/or performance of services by Customer, including any interest, finance charges and other amounts payable with respect thereto, provided, however, IBM Credit has a first priority security interest in such Accounts.

"Advance" means any advance of funds made or committed to be made by IBM Credit for the account of Customer to an Authorized Supplier in respect of an invoice delivered or to be delivered by such Authorized Supplier to IBM Credit describing Approved Inventory purchased by Customer.

"Approved Inventory" means computer hardware and software products sold or distributed by any company, approved by IBM Credit in writing to receive financing pursuant to the Agreement (the "Authorized Suppliers"), provided, however, IBM Credit has a first priority security interest in such products and such products are new and in manufacturer sealed boxes.

"Average Daily Balance" ("ADB") means the sum of the principal of outstanding Advances unpaid after the Free Financing Period, if any, as of each day during a calendar month divided by the number of days in the calendar month.

"Date of Note" means the invoice date or ship date specified by Authorized Supplier in respect of Customer's Approved Inventory purchases financed by IBM Credit pursuant to SPP.

"Delinquency Fee" means the fee set forth in Section 2.3 of this Schedule which Customer will pay if an Advance is not paid by Customer or by IBM on Customer's behalf to IBM Credit on the applicable Payment Due Date for each Advance.

"Delinquency Rate" means the rate set forth in Section 2.4 of this Schedule which Customer will pay if an Advance is not paid by Customer or by IBM on behalf of Customer to IBM Credit on the applicable Payment Due Date for each Advance.

"Free Financing Period" means for each Advance made by IBM Credit pursuant to SPP, the period, if any, commencing on the Date of Note, in which IBM Credit does not charge Customer a financing charge. IBM Credit will calculate the Free Financing Period utilizing a methodology that is consistent with the methodologies used for IBM Credit's similarly situated customers. Customer understands that IBM Credit may not offer, may change or may cease to offer a Free Financing Period for Customer's purchases of Approved Inventory.

"IBM" means International Business Machines Corporation, IBM Global Services Division.

"IBM Accounts" means Accounts arising from the sale of goods and services to account debtors whose Accounts will be paid by IBM pursuant to the IBM Statement of Work for Project Support Services executed by Customer and IBM (reference
IBM Customer Agreement Number 7J09617).
                              ---------

"Minolta" means Minolta Corporation.

"PIN" means Professional Installation Network, Inc.

"Prime Rate" means, as of the date of determination, the average of the rates of interest announced by Citibank, N.A., Chase Manhattan Bank, and Bank of America National Trust & Savings Association (or any other bank which IBM Credit uses in its normal course of business of determining Prime Rate).

2.0  SPP Plans & Charges:

The following is a description of each of the SPP options and the fees and rates that apply to these plans:

2.1 SPP/IBM Plan. The plan whereby IBM Credit makes a loan or extends credit to or on behalf of Customer to extend the repayment terms of an Advance for Approved Inventory ordered by Customer from Authorized Supplier sold to an account debtor whose Account will be paid by IBM ("SPP/IBM Plan Advance"). Such SPP/IBM Plan Advance will be due and payable on the date set forth in the statement of transaction or billing statement applicable to such SPP/IBM Plan Advance, which date will be the day that is the earlier of (i) one hundred twenty (120) days following the Date of Note of such SPP/IBM Plan Advance or
(ii) when payment is received from Customer's customer, or such other number of days as IBM Credit may notify Customer from time to time, (the "SPP/IBM Plan Payment Due Date").

(A) SPP/IBM Plan Advance Fee: For each SPP/IBM Plan Advance made by IBM Credit to an Authorized Supplier where there is a Free Financing Period associated with such an SPP/IBM Plan Advance there will be a charge equal to 0.50% of the invoice amount on the day after the Free Financing Period ends. For each SPP/IBM Plan Advance made to Authorized Suppliers where there is no Free Financing Period, there will be a charge equal to 0.50% of the invoice amount on the Date of Note. All such SPP/IBM Plan Advance Fees will be due and payable on the date set forth on the billing statement IBM Credit sends to Customer at the end of each month.

(B) SPP/IBM Rate: For each SPP/IBM Plan Advance made by IBM Credit to an Authorized Supplier where there is a Free Financing Period there will be a charge equal to Prime Rate plus 2.25% on the ADB beginning on the day following the end of the Free Financing Period to and including the one hundred twentieth (120th) day following the Date of Note. For each SPP/IBM Plan Advance made by IBM Credit to Authorized Suppliers where there is no Free Financing Period there will be a charge equal to Prime Rate plus 2.25% on the ADB beginning on the Date of Note.

2.2 SPP/IBM-E Plan. The plan by which IBM Credit makes a loan or extends credit to or on behalf of Customer to extend the repayment terms of an SPP/IBM Plan Advance for Approved Inventory in the possession of IBM organization or to be placed under the terms of an IBM Credit Corporation or LeaseSource, Inc. or other IBM Credit approved lessor leasing agreement ("SPP/IBM-E Advance"). Such SPP/IBM-E Advance will be due and payable and payable on the date set forth in the statement of transaction or billing statement applicable to such SPP/IBM-E Advance, which date will be the earlier of (i) sixtY (60) days following the Date of Note of such SPP/IBM-E Advance or (ii) when payment is received from Customer's customer, or such other number of days as IBM Credit may notify Customer from time to time, (the "SPP/IBM-E Payment Due Date").

(A) SPP/IBM-E Advance Fee: For each SPP/IBM-E Advance there will be a charge each month equal to 0.30% of the outstanding invoice amount on the Date of Note. All such SPP/IBM-E Advance Fees will be due and payable on the date set forth on the billing statement IBM Credit sends to Customer at the end of each month; and

(B) SPP/IBM-E Rate: Prime Rate plus 2.25% on the ADB beginning on the Date of Note to and including the SPP/IBM-E Payment Due Date.

2.3 Delinquency Fee: For each Advance unpaid on its applicable Payment Due Date there will be a charge equal to 0.30% of the total amount of such Advances outstanding at the end of each billing period.

2.4 Delinquency Rate: For each unpaid Advance there will be a charge equal to Prime Rate plus 6.50% on the ADB beginning on the applicable Payment Due Date to and including the date IBM Credit receives payment thereof.

3.0  Additional Terms Relating to Advances/Charges

(A) SPP Charges will be calculated by multiplying the applicable Delinquency Rate or SPP Rate set forth in Section 2.0 of this Schedule by Customer's applicable ADB. The Delinquency Rate and the various SPP Charges provided for in this Delinquency Rate and the various SPP Charges provided for in this Addendum are each computed on the basis of an actual day, 360 day year.

(B) If it is determined that the finance charges for any Advance paid by Customer to IBM Credit were in excess of the highest rate allowed by law, then the amount representing such excess shall be considered reductions to the principal amount of Advances.

                              Financing Statement
                       Uniform Commercial Code Form UCC-1
                      Important Please read instructions on
                    reverse side of page 4 before completing
--------------------------------------------------------------------------------
Filing No. (stamped by filing officer):    Date, Time, Filing Office (stamped by
                                                                filing officer):


                                                                               5
--------------------------------------------------------------------------------
This Financing Statement is presented for filing pursuant to the Uniform Commercial Code, and is to be filed with the (check applicable box):
[x] Secretary of the Commonwealth.
[ ] Prothonotary of______________________________________________________County.
[ ] real estate records of_______________________________________________County.
                                                                               6
--------------------------------------------------------------------------------
Number of Additional Sheets (if any):                                          7
--------------------------------------------------------------------------------
Optional Special Identification (Max. 10 characters):                          8
--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
Identify collateral by item and/or type:

All of Debtor's right, title, and interest in and to, whether now owned or hereafter acquired or existing all inventory and equipment bearing the trademark or trade name of Authorized Suppliers listed in Exhibit A attached hereto or manufactured or sold by Authorized Suppliers, and all parts thereof, attachments, accessories, accessions, substitutions and/or replacements for all of the foregoing, all rebate discounts, credits, refunds, and incentive payments relating to the foregoing and all accounts, contract rights, chattel paper, instrument reserves, documents of title and deposit accounts whether now owned or hereafter acquired and all proceeds thereof.

[ ] (check only if desired) Products of the collateral are also covered.       9
--------------------------------------------------------------------------------
Identify related real estate, if applicable: The collateral is, or includes (check appropriate box(es)) -
a. [ ] crops growing or to be grown on -
b. [ ] goods which are or are to become fixtures on -
c. [ ] minerals or the like (including oil and gas) as extracted on -
d. [ ] accounts resulting from the sale of minerals or the like (including oil and gas) at the wellhead or minehead on -

the following real estate:

Street Address:

Described at Book_____of (check one)  [ ] Deeds  [ ] Mortgages, at Page(s)______

for___________________County, Uniform Parcel Identifier_________________________

[ ] Described on Additional Sheet
Name of record owner (required only if no Debtor has an interest of record):
                                                                              10
--------------------------------------------------------------------------------
                              DEBTOR SIGNATURE(S)
--------------------------------------------------------------------------------
Debtor Signature(s):

1     USA Technologies, Inc.
--------------------------------------------------------------------------------
1a    Leland P. Maxwell  CFO
--------------------------------------------------------------------------------
1b                                                                            11
--------------------------------------------------------------------------------
RETURN RECEIPT TO:



                                                                              12
--------------------------------------------------------------------------------
SECURED PARTY COPY,  KEEP THIS COPY
NOTE - Do not send to filing office.

                               Financing Statement
                               Parties

--------------------------------------------------------------------------------
Debtor name (last name first if individual) and mailing address:

USA Technologies, Inc.
200 Plant Avenue
Wayne, PA 19087                                                                1
--------------------------------------------------------------------------------
Debtor name (last name first if individual) and mailing address:



                                                                              1a
--------------------------------------------------------------------------------
Debtor name (last name first if individual) and mailing address:



                                                                              1b
--------------------------------------------------------------------------------
Secured Party(ies) name(s) (last name first if individual) and address for security interest information:

IBM Credit Corporation
P.O. Box 105061
Atlanta, GA 30348-9990                                                         2
--------------------------------------------------------------------------------
Assignee(s) of Secured Party name(s) (last name first if individual) and address for security interest information:


                                                                              2a
--------------------------------------------------------------------------------
Special Types of Parties (check if applicable):
[ ] The terms "Debtor" and "Secured Party" mean "Lessee" and "Lessor," respectively.

[ ] The terms "Debtor" and "Secured Party" mean "Consignee" and
    "Consignor," respectively.

[ ] Debtor is a Transmitting Utility.                                          3
--------------------------------------------------------------------------------
                           SECURED PARTY SIGNATURE(S)
--------------------------------------------------------------------------------
This statement is filed with only the Secured Party's signature to perfect a security interest in collateral (check applicable box(es)) -

a. [ ] acquired after a change of name, identity or corporate structure of the Debtor.

b. [ ] as to which the filing has lapsed.

c. already subject to a security interest in another county in Pennsylvania- [ ] when the collateral was moved to this county.
       [ ] when the Debtor's residence or place of business was moved to this county.

d. [ ] already subject to a security interest in another jurisdiction- [ ] when the collateral was moved to Pennsylvania.
       [ ] when the Debtor's location was moved to Pennsylvania

e. [ ] which is proceeds of the collateral described in block 9, in which a security interest was previously perfected (also describe proceeds in block 9, if purchased with cash proceeds and not adequately described on the original financing statement).

                           Secured Party Signature(s)
                  (required only if box(es) is checked above:

       IBM Credit Corporation
--------------------------------------------------------------------------------
       Phyllis Tallant
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                               4
--------------------------------------------------------------------------------
STANDARD FORM - FORM UCC-1 (7-89)
Approved by Secretary of Commonwealth of Pennsylvania

                                   EXHIBIT A

Supplier                                              Supplier
--------                                              --------
Access Graphics, Inc. (ACC)                           Canon Computer Systems, Inc. (CAN)
Acer America, Inc. (ACE)                              Centron Electronics, Inc. (CEN)
Admor Memory LTD (ADM)                                Citizen America Corporation (CIT)
Advanced Logic Research, Inc. (ALR)                   CMS Enhancements, Inc. (CMS)
Advantage Memory Corporation (ADV)                    Combined Technology Computer Corp. (CTE)
Agama Systems (AGA)                                   Compaq Computer Corporation (CPQ)
Almo Corporation (ALM)                                Compucom Systems, Inc. (CMP)
Alltel Supply, Inc. (ALL)                             Computer Graphics Technology, Inc. (CGT)
Alternative Technology, Inc. (ATI)                    Comtech Micro System, Inc. (CTH)
Amax Engineering Corporation (AMX)                    Continental Technology, Inc. (CTI)
Ameridata, Inc. (GEITS) (ADA)                         Comstor Corporation (CSR)
Ameriquest Technologies, Inc. (AQS)                   Cranel, Inc. (CRA)
Anntex, Inc. (ANI)                                    Creative Labs (CIB)
Applied Technology Ventures, Inc. (ATV)               CTX International, Inc. (CTX)
Arrow Electronics, Inc. (ARR)                         Data 1 (DAI)
ASI Corporation, Inc. (ASI)                           Data Security Services Corp. (DTS)
AST Research, Inc. (ASR)                              Datalink Corporation (DLC)
ATEC Group, Inc.                                      Data Storage Marketing (DSM)
Attronica Computer, Inc. (ATR)                        Decision Support Systems, Inc. (DSF)
Avnet, Inc. (AVN)                                     Dell Marketing (DEL)
Bay Networks, Inc. (WEL)                              D & H Distributing Company (DHD)
BDI Distributors, Inc. (BDI)                          Diamond Flower Instrument (DFI)
Bell Microproducts, Inc. (BMI)                        Diamond Multi Media Systems, Inc. (DMS)
Bustek, Inc. (BST)                                    Dickens Data Systems, Inc. -  Atlanta (DDG)
Brother International Corporation (BRO)               Dickens Data Systems, Inc. - Dallas (DDT)
Busienss Partner Solutions, Inc (BPS)                 Digi International, Inc. (DGB)
Cabletron Systems, Inc (CBL)                          Digital Equipment Corp. (DEC)

                                                                     PAGE 1 of 3

Supplier                                              Supplier
--------                                              --------
Dolch American Instruments, Inc. (DOL)                 Liuski, Inc. (LIU)
DTK Technology, Inc. (DTK)                             Logicare Inc. (LGC)
En Pointe Technologies, Inc. (EDT)                     MA Laboratories, Inc. (MAL)
EMJ America, Inc. (EMJ)                                Matrix Marketing, Inc. (MAT)
Epson America, Inc. (EPS)                              Max Group Corporation (MGC)
Equus Computer Systems, Inc. (EDU)                     MCBA Systems, Inc. (MBA)
First Source International, Inc. (FSI)                 McBride & Associates, Inc. (MCB)
FMG - Atlanta, Inc. (FMA)                              Megatron Computer Systems, Inc. (MCS)
FMG - New Jersey, Inc. (FMJ)                           Golden Ram (Memory Products)(MPM)
Fountain Technology, Inc. (FNT)                        MemoSun, Inc. (MSN)
Fujitsu Computer Products of America (FUJ)             Merisel, Inc. (MER)
Gates/Arrow Distributing (GAT)                         MFP Technology Services, Inc. (MFP)
Gateway 2000 Corporation (GWT)                         MGV International, Inc. (MGV)
Government Technology Services, Inc. (GTS)             Microage Computer Centers, Inc. (MIC)
Graphics Technologies, Inc. (GTI)                      Micron Electronics, Inc. (MCN)
Greenleaf Distribution, Inc. (GLF)                     Microland Electronics Corp (MLD)
H. Co. Computer Products, Inc. (HCO)                   MicroNet Technology (MNT)
Hartford Computer Group, Inc. (HAR)                    Microretailing, Inc. (MRI)
HB Corporation Group (HBC)                             Micro Distribution Center, Inc. (MDC)
Hitachi PC Corporation (HIT)                           Micro Distribution Center of Kansas (MDK)
Hotan Corporation, Inc. (HTN)                          Micro Equipment Corporation, Inc (MEC)
IBM Corporation (MO)                                   Micro Supply, Inc. (MIS)
IBM Printing Systems Company (PRN)                     Micro Technology Concepts (MTC)
IBM Personal Systems Group (PCC)                       MicroTouch Systems(MTH)
IM&R Broker Sales (RBS)                                Millenium Electronics, Inc (MLE)
IM&R Retail Sales (RRS)                                Mitsubishi Electronics America, Inc. (MIT)
InaCom Corporation (ICM)                               Mitsumi Electronics Corporation (MIM)
Ingram Alliance (Div. of Ingram Micro)(IAL)            Multi-Tech Systems, Inc. (MTS)
Ingram Micro, Inc. (ING)                               NCR Corporation (NCR)
International Computer Graphics, Inc. (ICG)            NEC Computer System Division (NCS)
Inteva Technologies, Inc. (ITI)                        NEC Technologies, Inc (NEC)
Jaton Corporation (JAT)                                NEC Technologies, Inc. (NEC)(for Storage Products and
Jones Business Systems, Inc. (JNS)                     Advance Media Divisions Only)
JVC Americas Corporation (JVC)                         Nevcor Technologies Group, Inc (AMA)
Kenitec Computer & Technologies, Inc. (KCT)            New Wave Technologies, Inc (NWA)
Kingston Technology Corp. (KTC)                        New World Technologies, Inc (NWT)
Kyocera Electronics, Inc. (KYO)                        Nexar Technologies, Inc. (NXR)
Lexmark International, Inc. (LEX)                      Nycom Technologies Distribution, Inc (NTD)

Supplier                                               Supplier
--------                                               --------
Opal Technologies, Inc. (OPL)                          Southland Micro Systems, Inc. (SOU)
Optima Technology Corporation (OPT)                    Star Micronics (STA)
Orientec (ORI)                                         Storage Dimensions, Inc. (STO)
Panasonic Communications and Systems Co (PCS)          Sun Microsystems Computer Corporation (SUN)
Panasonic Industrial Company (PAN)                     Sunnytech, Inc. (SNT)
Panasonic Personal Computer Company (PSC)              Supercom, Inc (SCI)
P & A Technology, Inc. (PAT)                           Support Net, Inc. (SPN)
PC Warehouse Investment, Inc. (PCW)                    Symbios Logic, Inc. (SLI)
PC Wholesale (PWD)                                     Synnex Information Technologies, Inc. (IE/SIT)
Philips Components (PCO)                               Teac America, Inc. (TEA)
Philips Consumer Electronics, Inc. (PCE)               Tech Data Corporation (TEC)
Pioneer-Standard Electronics, Inc. (PSE)               Tech 101 (TOA)
Pionex Technologies, Inc. (POI)                        Technology Works, Inc. (TCW)
Powerstar, Inc. (POW)                                  Telxon Corporation (TXN)
Premio Computer, Inc. (CSI)                            Tektronix, Inc. (TKT)
Procom Technology, Inc. (PTI)                          Time Trend, Inc. (TIM)
Pulsar Data Systems (PUL)                              Toshiba America Information Systems, Inc. (TOS)
QMS, Inc. (QMS)                                        Total Peripherals, Inc. (TOP)
Quantum Corporation (QUA)                              Transcend Information, Inc. (TRA)
Riodan and Ross, Inc. (RAR)                            Trans America International (TAI)
RMOA-IT (RMO)                                          Twinhead Systems, Inc. (TWI)
Sampo Technology, Inc. (STI)                           Unigen Corporation (UNG)
Samsung America, Inc. (SSA)                            US Robotics Mobile Communication Corp. (MEG)
Samsung Electronics America, Inc (SAM)                 ViewSonic Corporation (VIE)
Samsung Information Systems America, Inc (SIS)         Viking Components, Inc. (VIK)
Scanscource, Inc. (SCA)                                VisionTek (VIS)
Scientific & Business Minicomputers, Inc. (SBM)        Westcon, Inc. (WCN)
Seagate Technology, Inc. (SGT)                         Western Digital Corporation (WES)
Seneca Data Distributors Inc. (SEN)                    Western Micro Technology, Inc. (WMT)
Sharp Cash Registers (SHP)                             Wyle Laboratories (WYL)
Sharp Copiers & Faxes (SHP)                            Wyse Technology, Inc. (WYS)
Sharp Scanners/PTRS/PCs (SHP)                          Xylan Corporation (XYL)
Simple Technology Incorporated (SIM)                   Yamaha Corporation (YAM)
Sidus Computer Corporation (SID)                       Zenith Data Systems (ZEN)
Sony Electronics, Inc. (SON)                           3 Com Corporation (3CO)
Southern Electronics Corporation (SED)

                                                                     Page 3 of 3